UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2016

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

475 10th Avenue, 4th Floor, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 26, 2016, Xcel Brands, Inc. (“Xcel”) and its wholly-owned subsidiaries, IM Brands, LLC (“IM Brands”), JR Licensing, LLC (“JR Licensing”), H Licensing, LLC (“H Licensing”), C Wonder Licensing, LLC, Xcel Design Group, LLC, IMNY Retail Management, LLC and IMNY E-Store, USA, LLC (each a “Guarantor” and collectively, the “Guarantors”), as Guarantors, entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Bank Hapoalim, B.M. (the “Bank”), as agent (the “Agent”), and the financial institutions party thereto as lenders (the “Lenders”). The Loan Agreement amended and restated the Line Letter Agreement dated as of July 31, 2003, as amended, between IM Brands, LLC and the Bank, the Line Letter Agreement dated as of April 1, 2014, as amended, between JR Licensing, LLC and the Bank and the Line Letter Agreement dated as of December 22, 2014, as amended, between H Licensing, LLC and the Bank (collectively the “Existing Line Letters”), and the ancillary agreements thereto. Pursuant to the Loan Agreement, Xcel assumed the obligations of each of IM Brands, JR Licensing and H Licensing under the applicable Existing Line Letters in the aggregate principal amount of $27,875,000.

Upon entering into the Loan Agreement, Xcel paid an upfront fee in the amount of $69,462 to the Agent for the benefit of the Lenders.

The Loan Agreement also contemplates that the Lenders will provide to Xcel a revolving loan facility and a letter of credit facility, the terms of each of which shall be agreed to by Xcel and the Lenders. Amounts advanced under the revolving loan facility (the “Revolving Loans”) will be used for the purpose of consummating acquisitions by Xcel or its subsidiaries that are or become parties to the Loan Agreement. Xcel will have the right to convert Revolving Loans to incremental term loans (the “Incremental Term Loans”) in minimum amounts of $5,000,000.

The Term Loan matures on January 1, 2021; Incremental Term Loans shall mature on the date set forth in the applicable term note; and Revolving Loans and the letter of credit facility shall mature on such date as agreed upon by Xcel and the Lenders. Any letter of credit issued under the Loan Agreement shall terminate no later than one year following the date of issuance thereof. Principal on the Term Loan shall be payable in quarterly installments on each of April 1, July 1, October 1 and January 1 as follows:

Period	Amount

April 1, 2016-October 1, 2016	$875,000

January 1, 2017-October 1, 2017	$1,000,000

January 1, 2018-October 1, 2018	$1,000,000

January 1, 2019-October 1, 2019	$1,000,000

January 1, 2020-October 1, 2020	$1,000,000

January 1, 2021	$9,250,000

Xcel shall have the right to prepay The Term Loan, Incremental Term Loans, Revolving Loans and obligations with respect to letters of credit (the “Letter of Credit Obligations”) and accrued and unpaid interest therein and to terminate the Lender’s obligations to make Revolving Loans and issue letters of credit; provided that any prepayment of less than all of the outstanding balances of Term Loan and Incremental Term Loans shall be applied to the remaining amounts due in inverse order of maturity.

If the Term Loan or any Incremental Term Loans is prepaid on or prior to the third anniversary of the closing date (including as a result of an event of default), Xcel shall pay an early termination fee as follows: an amount equal to the principal amount outstanding under the Term Loan or such Incremental Term Loan, as applicable, on the date of prepayment, multiplied by: (i) two percent (2.00%) if the Term Loan or such Incremental Term Loan is prepaid on or after the closing date and on or before the second anniversary of the closing date; (ii) one percent (1.00%) if the Term Loan or such Incremental Term Loan is prepaid after the second anniversary of the closing date and on or before the third anniversary of the closing date; or (iii) zero percent (0.00%), if the Term Loan or such Incremental Term Loan is prepaid after the third anniversary of the closing date.

Commencing with the fiscal year ending December 31, 2017, Xcel is required to repay a portion of the Term Loan in amount equal to 10% of the excess cash flow for the fiscal year; provided that no early termination fee shall be payable with respect to any such payment. Excess cash flow means, for any period, cash flow from operations (before certain permitted distributions) less (i) capital expenditures not made through the incurrence of indebtedness, (ii) all cash interest and principal and taxes paid or payable during such period and (iii) all dividends declared and paid during such period to equity holders of any credit party treated as a disregarded entity for tax purposes.

Xcel’s obligations under the Loan Agreement are guaranteed by the Guarantors and secured by all of the assets of Xcel and the Guarantors (as well as any subsidiary formed or acquired that becomes a credit party to the Loan Agreement) and, subject to certain limitations contained in the Loan Agreement, equity interests of the Guarantors (as well as any subsidiary formed or acquired that becomes a credit party to the Loan Agreement).

Xcel also granted the Lenders a right of first refusal to finance any acquisition for which the consideration therefore will be paid other than by cash of Xcel or by the issuance of equity interest of Xcel.

Interest on the Term Loan accrues at a fixed rate of 5.1% per annum and is payable on each day on which the scheduled principal payments are required to be made. Interest on the Revolving Loans will accrue at either the Base Rate or LIBOR, as elected by Xcel, plus a margin to be agreed to by Xcel and the Lenders and will be payable on the first day of each month. Base Rate is defined in the Loan Agreement as the greater of (a) the Agent’s stated prime rate or (b) 2..00% per annum plus the overnight federal funds rate published by the Federal Reserve Bank of New York. Interest on the Incremental Term Loans will accrue at rates to be agreed to by Xcel and the Lenders and will be payable on each day on which the scheduled principal payments under the applicable note are required to be made.

The Loan Agreement contains customary covenants, including reporting requirements, trademark preservation and the following financial covenants of the Company (on a consolidated basis with the Guarantors and any subsidiaries subsequently formed or acquired that become a credit party under the Loan Agreement):

●	net worth of at least $90,000,000 at the end of each fiscal quarter ending on June 30 and December 31 of each fiscal year;

●	liquid assets of at least $5,000,000, until such time as the ratio of indebtedness to EBITDA is less than 1.00 to 1.00 and, in which event, liquid assets must be at least $3,000,000;

●	a fixed change ratio of at least 1.20 to 1.00 at each fiscal quarter ended June 30 and December 31 for the twelve fiscal month period ending on such date;

●	capital expenditures shall not exceed (i) $2,650,000 for the year ending December 31, 2016 and (ii) $700,000 for any fiscal year thereafter; and

●	EBITDA of at least $7,500,000 for the fiscal year ended December 31, 2015; $9,500,000 for the fiscal year ending December 31, 2016; and $9,000,000 for each fiscal year thereafter.

Item 9.01	Financial Statements and Exhibits

(d)                Exhibits

10.1	Amended and Restated Loan and Security Agreement by and among Bank Hapoalim B.M., as agent, the financial institution party thereto as lenders, Xcel Brands, Inc. and IM Brands, LLC, JR Licensing, LLC, H Licensing, LLC, C Wonder Licensing LLC, Xcel Design Group, LLC, IMNY Retail Management. LLC. IMNY E-Store USA, LLC, as guarantors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

	By:	/s/ James F. Haran
		Name:	James F. Haran
		Title:	Chief Financial Officer

Date: March 3, 2016